EXHIBIT 32.2

                    CERTIFICATION PURSUANT TO SECTION 906 OF
             THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (A) AND (B)
          OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Gregory
L. Cauthen, Senior Vice President and Chief Financial Officer of Transocean Inc., a Cayman Islands corporation (the "Company"), hereby certify, to my knowledge, that:

     (1) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) information contained in the Report fairly presents, in all material respects, the financial condition and results of our operations.

Dated:     August  6,  2004     /s/  Gregory L. Cauthen
                                ------------------------------
                                Name:  Gregory L. Cauthen
                                       Senior Vice President and
                                       Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

     A signed original of this written statement required by Section 906 has been provided to Transocean Inc. and will be retained by Transocean Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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